                                                                    EXHIBIT 2


================================================================================


                       --------------------------------

                            STOCKHOLDERS' AGREEMENT

                       --------------------------------

                                    Between

                            EQUIVEST FINANCE, INC.

                                      and

                       R. PERRY HARRIS AND KAREN HARRIS


                           Dated as of August 24, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                                                       Page

ARTICLE I     DEFINITIONS...............................................................................1

SECTION 1.01. Certain Defined Terms.....................................................................1

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS........................................4

SECTION 2.01. Capacity of the Stockholder...............................................................4
SECTION 2.02. Securities Act............................................................................4
SECTION 2.03. Lock-up Agreement.........................................................................5

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF COMPANY.................................................6

SECTION 3.01. Due Organization; Corporate Power and Authorization.......................................6
SECTION 3.02. No Conflicts; Required Filings and Consents...............................................7

ARTICLE IV    TRANSFER OF SHARES........................................................................7

SECTION 4.01. General Restriction.......................................................................7
SECTION 4.02. Legends...................................................................................7
SECTION 4.03. Certain Information.......................................................................8

ARTICLE V     REGISTRATION RIGHTS.......................................................................8

SECTION 5.01. Registration Upon Request.................................................................8
SECTION 5.02. Incidental Registration..................................................................11
SECTION 5.03. Registration Procedures..................................................................13
SECTION 5.04. Transfer of Registration Rights..........................................................16
SECTION 5.05. Preparation; Reasonable Investigation....................................................17
SECTION 5.06. Indemnification..........................................................................17
SECTION 5.07. Contribution.............................................................................19

ARTICLE VI    CORPORATE GOVERNANCE.....................................................................20

SECTION 6.01. Initial Board Representation.............................................................20
SECTION 6.02. Continuing Board Representation..........................................................20

ARTICLE VII   MISCELLANEOUS............................................................................21

SECTION 7.01. Expenses.................................................................................21
SECTION 7.02. Notices..................................................................................21
SECTION 7.03. Amendment................................................................................22
SECTION 7.04. Severability.............................................................................23
SECTION 7.05. Entire Agreement; Assignment.............................................................23
SECTION 7.06. Parties in Interest......................................................................23
SECTION 7.07. Specific Performance.....................................................................23
SECTION 7.08. Public Announcements.....................................................................23
SECTION 7.09. Governing Law............................................................................23
SECTION 7.10. Consent to Jurisdiction..................................................................24
SECTION 7.11. Headings.................................................................................24

SECTION 7.12. Counterparts.............................................................................24
SECTION 7.13. Termination..............................................................................24

         EXHIBIT A

               STOCKHOLDERS' AGREEMENT (this "Agreement") dated as of August 24, 1998 between EQUIVEST FINANCE, INC., a Florida corporation (the "Company"), and
R. Perry Harris and Karen Harris (the "Original Stockholders").

               WHEREAS, the Company, ERC ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and Eastern Resorts Corporation, a Rhode Island corporation ("ERC"), have entered into an Agreement and Plan of Merger dated as of July 16, 1998 (the "Merger Agreement"), which provides, upon the terms and subject to the conditions set forth therein, for the merger of ERC with and into Merger Sub (the "Merger"), with Merger Sub as the surviving corporation (the "Surviving Corporation");

               WHEREAS, following the consummation of the Merger, each Original Stockholder will own (beneficially or of record) the number of shares of common stock, par value $0.05 per share, of the Company ("Company Common Stock") set forth opposite such Original Stockholder's name on Exhibit A hereto; and

               WHEREAS, it is a condition to the obligations of the parties under the Merger Agreement that the parties hereto enter into this Agreement;

               NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
               SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

               "Agreement" has the meaning set forth in the preamble to this Agreement.

               "Bennett Stockholders" means, collectively, Bennett Management and Development Corporation and Bennett Funding Group, Inc.

               "Board of Directors" has the meaning set forth in Section 6.01.

               "Commission" means the Securities and Exchange Commission, and any successor commission or agency having similar powers.

               "Company" has the meaning set forth in the preamble to this Agreement.

               "Company Common Stock" has the meaning set forth in the recitals to this Agreement.

               "Company Securities" has the meaning set forth in Section 5.02(a)(ii).

               "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

               "Delay Notice" has the meaning set forth in Section
5.01(a)(ii)(E).

               "Disadvantageous Condition" has the meaning set forth in Section 5.01(a)(ii)(E).

               "Encumbrance" means any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal , limitation on disposition, adverse claim of ownership or use or other encumbrance of any kind.

               "ERC" has the meaning set forth in the recitals to this Agreement.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Group" has the meaning comprehended by Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

               "Initial Shares" has the meaning set forth in Section 5.03(e).

               "Merger" has the meaning set forth in the recitals to this Agreement.

               "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

               "Merger Sub" has the meaning set forth in the recitals to this Agreement.

               "NASD" means the National Association of Securities Dealers, Inc.

               "NASDAQ" means the NASDAQ Small Capitalization Market.

               "Nominating Committee" has the meaning set forth in Section 6.02(b).

               "1998 Offering" means the first offering by the Company or the bankruptcy estate for The Bennett Funding Group, Inc., Bennett Management & Development Corp., and certain other related debtors of Company Common Stock registered with the Commission commencing after the date hereof, other than any offering registered on Form S-4, Form S-8 or pursuant to any dividend reinvestment plan.

               "Offered Shares" means up to 1,500,000 shares of Company Common Stock to be sold by one or both of the Original Stockholders in the 1998 Offering.

               "Option Shares" has the meaning set forth in Section 5.03(e).

               "Original Stockholders" has the meaning set forth in the preamble to this Agreement.

               "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture or other entity, as well as any syndicate or group that would be deemed to be a person under
Section 13(d)(3) of the Exchange Act.

               "Public Company" has the meaning set forth in Section 4.03(b).

               "Recapitalization" means any stock split, dividend, distribution or combination, or any recapitalization, merger, consolidation, exchange, partial or complete liquidation or other similar reorganization or transaction of, or with respect to, the capital stock of the Company.

               "Registrable Securities" means all Shares held by Stockholders; provided, however, that the Shares shall cease to be Registrable Securities when and to the extent that (a) a registration statement with respect to such Shares shall have been declared effective under the Securities Act and, if such registration statement is not a "shelf" registration statement under Rule 415 under the Securities Act, such Shares shall have been disposed of pursuant to such registration statement, (b) such Shares shall have been sold to the public pursuant to Rule 144, or are eligible for sale to the public without volume or manner of sale restrictions under, Rule 144(k), (c) such Shares shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (d) such Shares shall have ceased to be outstanding.

               "Registration Expenses" means all out-of-pocket expenses incident to the Company's performance of or compliance with Article V, including, without limitation, all registration and filing fees (including filing fees with respect to the NASD), all fees and expenses of complying with state securities or "blue sky" laws (including reasonable fees and disbursements of underwriters' counsel in connection with such compliance and the preparation of any "blue sky" memoranda or surveys), all printing expenses, all listing fees, all registrars' and transfer agents' fees, the fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any audits and/or "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one outside counsel retained by the holders of a majority of the Registrable Securities being registered (which shall be the only counsel retained by the Stockholders with respect to any registration and which counsel shall be reasonably satisfactory to the Company), but excluding underwriting discounts and commissions and applicable transfer taxes, if any.

               "Restricted Shares" means all Shares other than (a) Shares that have been registered under a registration statement pursuant to the Securities Act, (b) Shares with respect to which a Sale has been made in reliance on and in accordance with Rule 144 or (c) Shares with respect to which the holder thereof shall have delivered to the Company either (i) an opinion, in form and substance reasonably satisfactory to the Company, of counsel, who shall be reasonably satisfactory to the Company, or (ii) a "no action" letter from the staff of the Commission, in either case to the effect that subsequent transfers of such Shares may be effected without registration under the Securities Act or compliance with Rule 144.

               "Rule 144" means Rule 144 (or any successor provision) under the Securities Act.

               "Sale" means any sale, assignment, transfer, distribution or other disposition of Shares or of a participation therein, whether voluntarily or by operation of law.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Securities Sales Agreement" has the meaning set forth in Section 2.03(c).

               "Share" means any share of Company Common Stock issued pursuant to the Merger Agreement and any securities issued in respect thereof, or in substitution therefor, in connection with any Recapitalization.

               "Stockholders" means the Original Stockholders and any Person to whom they transfer some or all of their Registrable Securities.

               "Surviving Corporation" has the meaning set forth in the Recitals.

                                  ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                               THE STOCKHOLDERS

               Each Stockholder, severally and not jointly, hereby represents and warrants to the Company as follows:

               SECTION 2.01. Capacity of the Stockholder. Such Stockholder is an individual and has all necessary right, capacity and power to enter into this Agreement, to carry out his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

               SECTION 2.02. Securities Act. The Shares to be issued to such Stockholder pursuant to the Merger Agreement are being acquired for investment only and not with a view to any sale or distribution of the Shares or any part thereof in violation of the Securities Act. Such Stockholder agrees at all times to sell or otherwise dispose of all or any part of the Shares so acquired by such Stockholder only pursuant to a registration, or exemption therefrom, under the Securities Act and in compliance with applicable state securities laws. Such Stockholder is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and has such knowledge and experience, or has consulted with persons having knowledge and experience, in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. Such Stockholder has received all the information that such Stockholder deems material to his or her evaluation of the business, assets, liabilities, financial condition and results of operations of the Company and all the information that such Stockholder has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Shares. Such Stockholder has the ability to bear the economic risks of such Stockholder's prospective investment and such Stockholder is able, without materially impairing such financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on such Stockholder's investment, in the event such a loss should occur. Such Stockholder understands and has fully considered for purposes of this investment the risks of this investment and understands that (a) this investment is suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment, in the event such a loss should occur; (b) the Shares represent a speculative investment that involves a high degree of risk of loss under certain circumstances; (c) there are substantial restrictions on the transferability of the Shares and, accordingly, it may not be possible for such Stockholder to liquidate his or her investment in the Shares in case of emergency; and (d) there have been no representations as to the possible future value, if any, of the Shares. Each Stockholder understands and acknowledges that the Shares will not be registered under the Securities Act on the ground that the offering and sale of securities contemplated by the Merger Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated in part upon such Stockholder's representations set forth in this Agreement.

               SECTION 2.03.  Lock-up Agreement.

               (a) Commencing on the date hereof and continuing for a period expiring on the first anniversary hereof, each Stockholder shall not, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), or reduce his or her risk with respect to, any shares of Company Common Stock (other than the Offered Shares) or sell or grant options, rights or warrants with respect to any shares of Company Common Stock, without the consent of the Company. Such Stockholder agrees to provide, upon request, written confirmation of this agreement to the underwriters of the 1998 Offering. The restriction contained in this Section 2.03(a) (but not any restriction imposed by Section 2.03(b)) shall terminate in the event that R. Perry Harris is no longer an officer or director of the Company or any of its Subsidiaries.

               (b) Each Stockholder agrees, if so required by the managing underwriter in connection with any underwritten offering of shares of the Company Common Stock (including the 1998 Offering and any registration pursuant to Section 5.01 or 5.02) not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Company Common Stock or sell or grant options, rights or warrants with respect to any shares of Company Common Stock during the 7 days prior to and the 120 days after the effective date of any registration statement with respect to such underwritten public offering; provided, however, with respect to the 1998 Offering, the Original Stockholders agree to be restricted for a period ending 180 days after the effective date of the registration statement for the 1998 Offering. Such Stockholder agrees to provide, upon request, written confirmation of this agreement to the underwriters of any such underwritten offering. The obligation of each Stockholder to agree to such a restriction shall terminate at such time as the Stockholders as a group own less than 5% of the issued and outstanding Company Common Stock and R. Perry Harris is no longer an officer or director of the Company or any of its Subsidiaries.

               (c) The Company agrees, if so required by the managing underwriter in connection with an underwritten offering of shares of the Company Common Stock pursuant to Section 5.01 or 5.02 or, if requested by a Stockholder in connection with a securities sales agreement entered into with any representative of such Stockholder for the purposes of soliciting purchases of Registrable Securities (a "Securities Sales Agreement") pursuant to any registration under Section 5.01 or 5.02, to use its reasonable efforts to cause each of its officers, directors and holders of more than 5% of the issued and outstanding Company Common Stock not to, directly or indirectly, offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in any disposition by any person at any time in the future of) any shares of Company Common Stock during the 7 days prior to and the 120 days after the effective date of any registration statement with respect to such underwritten public offering or Securities Sales Agreement. The Company agrees to provide, upon request, written confirmation of agreements by its officers, directors and 5% shareholders to abide by the terms hereof, assuming the Company was able to cause such agreements as provided in the previous sentence.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

               The Company hereby represents and warrants to each Stockholder as follows:

               SECTION 3.01. Due Organization; Corporate Power and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming its due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights and general principles of equity.

               SECTION 3.02. No Conflicts; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which it or any of its properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound, except, in the case of clauses (ii) and
(iii), for any such breaches, defaults or other occurrences that would not prevent or delay the performance by the Company of its obligations under this Agreement.

               (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for such filings with the Commission, the NASD and any state securities regulators required in connection with any public offering of Registrable Securities and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Company of its obligations under this Agreement.

                                  ARTICLE IV

                              TRANSFER OF SHARES

               SECTION 4.01. General Restriction . No Stockholder shall, directly or indirectly, make or solicit any Sale of, or create, incur, solicit or assume any Encumbrance with respect to, any Share, except in compliance with the Securities Act and this Agreement.

               SECTION 4.02. Legends.

               (a) The Company shall affix to each certificate evidencing Shares a legend in substantially the following form:

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

               AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

               THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 24, 1998, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

               (b) In the event that any Shares shall cease to be Restricted Shares, the Company shall, upon the written request of the holder thereof (accompanied by an opinion, in form and substance reasonably satisfactory to the Company, from legal counsel reasonably satisfactory to the Company, that such Shares are no longer Restricted Shares), issue to such holder a new certificate evidencing such Shares without the legend required by Section 4.02(a) endorsed thereon.

               SECTION 4.03. Certain Information. (a) So long as the Company shall be a Public Company, it shall file in a timely manner all reports and other information required to be filed by Section 13 or 15(d) under the Exchange Act, as the case may be, and take such other actions as shall be reasonably necessary in order that the conditions to the availability of Rule 144 in connection with any Sale of Shares by a Stockholder shall be met.

               (b) For purposes of this Agreement, the Company shall be deemed to be a "Public Company" if, as of any date of determination, any shares of the Company's capital stock are registered or required to be registered under the Exchange Act .

                                   ARTICLE V

                              REGISTRATION RIGHTS

               SECTION 5.01. Registration Upon Request.

               (a) Upon the written request of the holder or holders of Registrable Securities requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by such holder or holders and specifying the intended method or methods of disposition of such Registrable Securities, the Company shall promptly give written notice of such requested registration to all holders of

Registrable Securities and thereupon shall use its best efforts to effect the registration under the Securities Act, as expeditiously as is reasonable, of:

               (i) the Registrable Securities that the Company has been so requested to register by such holder or holders, for disposition in accordance with the intended method of disposition stated in such request, and

               (ii) all other Registrable Securities that the Company has been requested to register by the holders of Registrable Securities by written request delivered to the Company within 15 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that:

               (A) the Company shall not be required to effect any registration pursuant to this Section 5.01 unless at the time of such request it shall then be a Public Company;

               (B) the Company shall not be required to effect any registration pursuant to this Section 5.01 prior to the first anniversary of the date hereof;

               (C) the Company shall not at any time be required to effect any registration pursuant to this Section 5.01 unless the requests from holders of Registrable Securities for such registration cover an aggregate number of shares of Registrable Securities at least equal to 20% of the outstanding shares of Company Common Stock issued as consideration pursuant to the Merger Agreement;

               (D)  if the Company has effected a registration pursuant to this
Section 5.01, the Company shall not be required to effect another registration pursuant to this Section 5.01 until a period of 12 months shall have elapsed from the effective date of the initial registration pursuant to this Section 5.01; and

               (E) with respect to any registration statement filed, or to be filed, pursuant to this Section 5.01, if the Board of Directors of the Company determines that, in its judgment, it would (because of the existence of, or in anticipation of, any material acquisition involving the Company or any of its subsidiaries or any material financing activity, or the unavailability for reasons substantially beyond the Company's control of any required financial statements, or any other event or condition the disclosure of which would, in the reasonable opinion of the Board of Directors of the Company,(1) be materially disadvantageous to the Company or any of its subsidiaries taken as a whole or (2) jeopardize the consummation of any such acquisition or financing activity) be significantly disadvantageous (a "Disadvantageous Condition") for such a registration statement to become effective, or to be maintained effective, the Company shall, notwithstanding any other provision of this
Article V, be entitled, upon the giving of a written notice (a

"Delay Notice") to such effect to each holder of Registrable Securities included or to be included in such registration statement, to cause such registration statement to be withdrawn and the effectiveness of such registration statement terminated or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until, in the judgment of the Board of Directors of the Company, such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the holders of Registrable Securities with respect to which any such registration statement has been filed, or was to have been filed); provided, however, that in no event shall the Company be permitted to delay registration pursuant to this Section
(i) for a period exceeding 120 consecutive days or (ii) during any 12 month period of time following the termination of any delay period; and provided, further, that a holder of Registrable Securities may withdraw any registration request made under this Section 5.01 in the event that such request is delayed as permitted by the preceding clause for a period exceeding 45 days, in which event the registration request will not count for purposes of the limit set forth in paragraph (b) of this Section 5.01. Upon receipt of any notice of the existence of a Disadvantageous Condition, such holders of Registrable Securities selling such securities pursuant to an effective registration statement shall forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by the Company, each such holder of Registrable Securities shall deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the prospectus then covering such Registrable Securities current at the time of receipt of such notice, and, in the event that no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Securities. Notwithstanding the foregoing provisions of this subparagraph (E), no registration statement filed and subsequently withdrawn by reason of any existing or anticipated Disadvantageous Condition as hereinabove provided shall count as the registration statement referred to in the limitation in Section 5.01(b), or count against the limitations in Section 5.01(a)(ii)(E).


               (b) Anything herein to the contrary notwithstanding, the Company shall not be obligated to file more than two effective registration statements pursuant to this Section 5.01, each of which shall allow for the distribution of Registrable Securities for at least 90 days and both of which must occur within three years from the date hereof; provided, however, that such three years will be extended for that amount of time that one or more registration statement are delayed pursuant to Section 5.01(a)(ii)(E). In the event a registration statement under this Section 5.01 does not remain effective for a period of 90 days or for such lesser period of time necessary to permit the distribution of all of the Registrable Securities registered pursuant to a holder's request, then the request shall not count for purposes of the limit set forth in this paragraph (b).

               (c) The Company shall pay all Registration Expenses in connection with the registration of Registrable Securities effected by it pursuant to this Section 5.01.

               (d) In connection with any underwritten offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section

5.01, such holders shall have the right to select the managing underwriter with respect to such offering; provided, however, if such holders select as managing underwriter any institution other than Salomon Smith Barney, Credit Suisse First Boston Corporation, Merrill Lynch & Co. or Morgan Stanley & Co. Incorporated then such selection of managing underwriter shall require the consent of the Company, which shall not be unreasonably withheld.


               SECTION 5.02. Incidental Registration.

               (a) If the Company at any time proposes to register (other than pursuant to Section 5.01) any of its authorized but unissued shares of Company Common Stock or any other shares of Company Common Stock under the Securities Act on a form other than Form S-4, Form S-8 or pursuant to any dividend reinvestment plan and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it shall, on each such occasion (including the occasion of the registration effected in connection with the 1998 Offering), give prompt written notice to all holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an underwritten offering of Company Common Stock and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting). Upon the written request of any such holder of Registrable Securities delivered to the Company within 15 days after such notice shall have been given to such holder (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company shall use its best efforts to effect the registration under the Securities Act, as expeditiously as is reasonable, of all Registrable Securities that the Company has been so requested to register by the holders of Registrable Securities, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that:

               (i) if, at any time after giving such written notice of its intention to register any of such securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that has requested to register Registrable Securities and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 5.02(b)), without prejudice, however, to the rights of any one or more holders to request such registration be effected as a registration under Section 5.01;

               (ii) if (A) the registration so proposed by the Company involves an underwritten offering of the securities so to be registered, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering selected by the Company shall advise the Company that, in its judgment, the number of securities proposed to be included in such offering by the Company (for purposes of this Section 5.02(a), "Company Securities") and the number of shares of Registrable Securities proposed to be included in such offering by the holder or holders thereof should be limited due to market conditions, then the Company shall promptly advise each such holder of Registrable Securities thereof and may require, by written notice to each such holder accompanying such advice, that, to the extent necessary to meet such limitation, all holders of Registrable Securities proposing to sell shares of Registrable Securities in such offering shall share pro rata in the number of shares of Registrable Securities to be excluded from such offering, such sharing to be based on the respective numbers of shares of Registrable Securities as to which registration has been requested by such holders, and that the distribution of such Registrable Securities as are so excluded be deferred (in case of a deferral as to a portion of such Registrable Securities, such portion to be allocated among such holders in proportion to the respective numbers of shares of Registrable Securities so requested to be registered by such holders) until the completion of the distribution of such securities by such underwriters, provided, however, that Registrable Securities shall, if requested by the Stockholders, constitute a minimum of 20% of the total amount of shares of Company Common Stock to be sold in any offering;


               (iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 5.02 that is incidental to the registration of any of its securities in connection with any merger, acquisition, exchange offer, dividend reinvestment plan or stock option or other employee benefit plan;

               (iv) with respect to the 1998 Offering, only an Original Stockholder may include its Registrable Securities in such offering, subject to the other limitations of this Agreement, and the Company shall not be obligated to effect the registration of more than 1,500,000 Registrable Securities of any Original Stockholder pursuant to this Section 5.02.

No registration of Registrable Securities effected under this Section 5.02 shall relieve the Company of its obligation to effect registrations of Registrable Securities upon the request of one or more holders pursuant to Section 5.01.

               (b)  There shall be no registration obligation pursuant to this
Section 5.02 with respect to shares of Company Common Stock that are not Registrable Securities.

               (c) The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities effected by it pursuant to this Section 5.02.

               SECTION 5.03. Registration Procedures.

               (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 5.01 or 5.02, the Company shall:

               (i) within 60 days after receiving the written request of the holder or holders of Registrable Securities pursuant to Section 5.01(a) or 5.02(a) (or 45 days if the Company is eligible to file such registration statement on Form S-3), prepare and file with the Commission on any appropriate form a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

               (ii) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of
(A) such time as all such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (B) the expiration of 90 days from the date such registration statement first becomes effective;

            (iii) furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as such seller may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

               (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things that may be necessary to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (v) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, of a "cold comfort" letter signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as such sellers may reasonably request;

               (vi) immediately notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law;

               (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

               (viii) use its best efforts to list such securities on each securities exchange or automated quotation system on which Shares are then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; and

               (ix) issue to any underwriter to which any holder of Registrable Securities may sell such Registrable Securities in connection with any such registration (and to any direct or indirect transferee of any such underwriter) certificates evidencing Shares without the legends described in Section 4.02.

               (x) furnish counsel for the sole underwriter or lead managing underwriter, if any, and for the holders of Registrable Securities copies of any request by the Commission or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information:

               (xi) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

               (xii) upon request, furnish to the sole underwriter or lead managing underwriter of an underwritten offering of Registrable Securities, if any, without charge, at least one signed copy of each registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each holder of Registrable Securities, without charge, at least one conformed copy of each registration statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

               (xiii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any, and the holders of the Registrable Securities being sold) addressed to each selling holder covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters;

               (xiv) deliver such customary documents and certificates as may be reasonably requested by any holders of the Registrable Securities being sold or by the managing underwriters, if any;

               (xv) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement or amendment or supplement to a prospectus, provide copies of such document to the holders of Registrable Securities and to counsel to such holders and to the underwriter or underwriters of any underwritten offering of Registrable Securities, if any;

               (xvi) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the holders; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document; and

               (xvii) make "road show" presentations and hold meetings with potential investors, each at the Company's expense, and take such other actions as shall be reasonably requested by the holders of Registrable Securities covered by a registration statement.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

               (b) If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a holder or holders of Registrable Securities pursuant to a registration requested under Section 5.01, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 5.06.

               (c) To the extent requested and customary for the relevant transaction, the Company shall enter into a Securities Sales Agreement with the holders and such representative of the selling holders as holders of the Registrable Securities covered by any Registration Statement shall choose and providing for, among other things, the appointment of such representative as agent for the selling holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

               (d) The Company agrees, if so required by the managing underwriters in connection with an underwritten offering of Registrable Securities pursuant to Section 5.01 or 5.02, not to effect any public sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such equity securities during the 7 days prior to and the 60 days after the effective date of any registration statement with respect to such underwritten public offering, except as part of such underwritten offering or except in connection with a stock option plan, stock purchase plan, dividend reinvestment plan, savings or similar plan, or an acquisition, merger or exchange offer or an offering pursuant to an exemption from registration under the Securities Act.

               (e) It is understood that in any underwritten offering of Registrable Securities, in addition to the shares of Company Common Stock (the "Initial Shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase a number of additional shares (the "Option Shares") equal to up to 15% of the Initial Shares (or such other maximum amount as the NASD may then permit), to cover over-allotments. Nothing herein shall obligate the Company to provide the underwriters such an option. Shares of Company Common Stock proposed to be sold by the Company and the holders shall be allocated between Initial Shares and Option Shares as agreed or, in the absence of agreement, pursuant to Section 5.02(a)(ii). The number of Initial Shares and Option Shares to be sold by requesting holders shall be allocated pro rata among all such holders on the basis of the relative number of Registrable Securities each such holder has requested to be included in such registration.

               SECTION 5.04. Transfer of Registration Rights.   The registration
rights of the Stockholders under this Agreement with respect to any Registrable Securities (but no other rights under this Agreement) may be transferred to any transferee of such Registrable Securities who acquires at least 20% of such Stockholder's shares of Registrable Securities in a transaction which does not cause such Registrable Securities to cease to be Restricted Securities; provided, however, that (a) transferring Stockholders shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred and (b) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Stockholder by the provisions of this Agreement. Any transferee of Registrable Securities shall be entitled only to such registration rights as have not been exercised by the holder or holders of Registrable Securities prior to the time that such transferee acquired such Registrable Securities.

               SECTION 5.05. Preparation; Reasonable Investigation.
In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

               SECTION 5.06.  Indemnification.

               (a) In the event of any registration of any equity securities of the Company under the Securities Act, the Company shall, and hereby does, to the fullest extent permitted by law, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 5.01 or 5.02 (including in connection with the 1998 Offering), the prospective seller of any Registrable Securities covered by such registration statement, its directors and officers, general and limited partners (and directors and officers thereof and, if such prospective seller is a portfolio or investment fund, its investment advisors), each other Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each such underwriter and each other Person, if any, who controls such prospective seller or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities and expenses, joint or several, to which such prospective seller or any such director, officer, partner, advisor or participating or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse such seller, and each such director, officer, partner, advisor, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating, preparing or defending against any such loss, claim, liability, action or proceeding, whether commenced or threatened; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with (i) information concerning ERC, Eastern Resorts Company, LLC or the Original Stockholders at any point prior to the Closing Date; provided that the Original Stockholders shall have been provided with copies of such document reasonably in advance of, but in no event less than 5 business days prior to, the filing thereof, and the Company shall have made such changes as reasonably requested by the Original Stockholders or (ii) written information furnished to the Company for use in the preparation thereof by such prospective seller or underwriter, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such prospective seller or any such director, officer, partner, advisor, underwriter or controlling Person and shall survive the transfer of such securities by such prospective seller.

               (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section
5.01 or 5.02, that the Company shall have received an undertaking satisfactory to it from (i) the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.05(a), except that any such prospective seller shall not in any event be liable to the Company pursuant thereto for an amount in excess of the net proceeds of sale of such prospective seller's Registrable Securities so to be sold) the Company, each officer and director of the Company, each such underwriter of such securities, each officer and director of each such underwriter and each other Person, if any, who controls the Company or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) each such underwriter of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.05(a)) the Company, each officer and director of the Company, each prospective seller, its directors and officers, general and limited partners (and directors and officers thereof and, if such prospective seller is a portfolio or investment fund, its investment advisors), and each other Person, if any, who controls the Company or any such prospective seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by such prospective seller or such underwriter, as the case may be, to the Company for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such prospective seller.

               (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (including any governmental investigation) involving a claim referred to in Section 5.05(a) or (b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding provisions of this Section 5.05, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case, the indemnifying party shall not be liable for the fees and expenses of more than one counsel (other than local counsel) for all sellers of Registrable Securities, or more than one counsel (other than local counsel) for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

               SECTION 5.07. Contribution. If the indemnification provided for in Section 5.05 is unavailable to the indemnified party or parties in respect of any losses, claims, damages or liabilities referred to therein, then each such indemnified party and the Company shall contribute to the amount of such losses, claims, damages or liabilities (a) as between the Company and the holders of Registrable Securities covered by a registration statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (b) as between the Company, on the one hand, and each holder of Registrable Securities covered by a registration statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such holders bear to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such holders or by the underwriters. The relative fault of the Company, on the one hand, and of each such holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5.07 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the next preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.07, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Stockholder's obligation to contribute pursuant to this Section 5.06 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all the Stockholders and not joint.

                                  ARTICLE VI

                             CORPORATE GOVERNANCE

               SECTION 6.01. Initial Board Representation . As of the fifth business day following the Effective Time, the Company shall (a) take such action as may be necessary to increase the size of the Board of Directors of the Company (the "Board of Directors") to five directors, and (b) fill the vacancy thereby created by appointing R. Perry Harris as a director .

               SECTION 6.02. Continuing Board Representation. Until such time as the Original Stockholders no longer beneficially own shares representing in the aggregate at least 10% of the outstanding shares of Company Common Stock or 25% of the

Original Stockholders initial holdings, if less, the Company covenants and agrees as follows:

               (a) except as contemplated by this Agreement, as otherwise agreed to by the Stockholders, or required by applicable law or NASD rules, the Company shall not take or recommend to its stockholders any action which would result in any amendment to the By-Laws of the Company in effect on the date hereof that would impose any qualifications to the eligibility of directors of the Company to serve on any committee of the Board of Directors;

               (b) the Company shall use its best efforts to cause the Nominating Committee of the Board of Directors (the "Nominating Committee") (or if the Nominating Committee makes no such recommendation, the Board of Directors) to recommend R. Perry Harris for election as a director; provided, however, that if despite such best efforts, Mr. Harris is not elected by the stockholders of the Company, the Company shall have no further obligations under this Section 6.02(b) for the applicable year.

               (c) Articles and By-laws; Fiduciary Duties. The obligations of the Company set forth in this Section 6.02 are subject to compliance with the provisions of the Company's Articles of Incorporation and the Company's By-laws, and the fiduciary duties of the Board of Directors and the Nominating Committee to the Company's stockholders.

               (d) No Duty to Designate; Reduction of Board Representation. Nothing contained in this Section 6.02 shall be construed as requiring the Original Stockholders to designate any directors or, once designated and elected, to require any director to continue to serve in office if such director elects to resign.

                                  ARTICLE VII

                                 MISCELLANEOUS

               SECTION 7.01. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

               SECTION 7.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or nationally recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

                  if to the Company:

                  Richard C. Breeden
                  Chief Executive Officer
                  Equivest Finance, Inc.
                  100 Northfield Street
                  Greenwich, CT 06830

                  Facsimile No.: (203) 618-0063

                  with a copy to:

                  Eric C. Cotton, Esq.
                  General Counsel
                  Equivest Finance, Inc.
                  Two Clinton Square
                  Syracuse, New York 13202

                  Facsimile No.:  (315) 422-9477

                  if to a Stockholder:

                  R. Perry Harris
                  Eastern Resorts Company
                  115 Long Wharf
                  P.O. Box 2000
                  Newport, Rhode Island
                  Facsimile No.: (401) 846-3888

                  with a copy to:

                  Stephen R. Goldstein, Esq.
                  Goldstein, Kaitz & Fellman, LLP
                  Watermill Center
                  800 South Street, Suite 380
                  Waltham, MA 02154

                  Facsimile No.: (781) 894-2129

               SECTION 7.03.  Amendment.

               (a) Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing executed by the Company and each Stockholder.

               (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 7.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

               SECTION 7.05. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise), except that the Company may assign all or any of its rights and obligations hereunder to any affiliate of the Company and subject to Section 5.04; provided, however, that no such assignment shall relieve the Company of its obligations hereunder if such assignee does not perform such obligations.

               SECTION 7.06. Parties in Interest. This Agreement shall be binding upon and shall inure solely to the benefit of, and be enforceable by, the parties hereto, the parties indemnified hereunder and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

               SECTION 7.07. Specific Performance . The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

               SECTION 7.08. Public Announcements . Each party to this Agreement shall use its reasonable best efforts to consult with the others before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any press release or make any such public statement prior to such consultation.

               SECTION 7.09. Governing Law . This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               SECTION 7.10. Consent to Jurisdiction.

               (a) Each of the Stockholders and the Company hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the Stockholders and the Company hereby irrevocably agree that all claims in respect to such action or proceeding may be heard and determined exclusively in any New York state or federal court sitting in the Southern District of New York. Each of the Stockholders and the Company agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (b) Each of the Stockholders and the Company irrevocably consent to the service of the summons and complaint and any other process in any other action or proceeding relating to this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 7.10 shall affect the right of any party to serve legal process in any other manner permitted by law.

               SECTION 7.11. Headings . The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 7.12. Counterparts . This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 7.13. Termination . This Agreement shall terminate with respect to any Stockholder when such Stockholder no longer owns any shares of Company Common Stock, and with respect to all parties hereto when the Stockholders and their affiliates, as a group, no longer own any shares of Company Common Stock.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has caused this Agreement to be executed, or duly executed by an authorized signatory, as of the date first written above.

                                     EQUIVEST FINANCE, INC



                                     By
                                        ---------------------------------------
                                          Name: Richard C. Breeden
                                          Title: Chairman and Chief Executive
                                          Officer

                                          --------------------------------------
                                                R. Perry Harris
                                                   Address:


                                          --------------------------------------
                                                Karen Harris
                                                   Address:

                                                                       Exhibit A

Name of Original Stockholder                                 Number of Shares
----------------------------                                 ----------------

R. Perry Harris                                                3,040,000

Karen Harris                                                   160,000